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                                                                  Exhibit 10.9.5

                               GUARANTY AGREEMENT

     This GUARANTY AGREEMENT (this "GUARANTY"), dated as of August 25, 2006, is made by BIOVEX GROUP, INC. (the "GUARANTOR") in favor of VENTURE LEASING (UK) ANNEX LIMITED (the "LESSOR").

     BIOVEX LIMITED (the "LESSEE") is a Subsidiary of Guarantor. Substantially concurrently herewith the Lessee is entering into that certain English Master Sub-lease dated August 25, 2006 with the Lessor (the "SUB-LEASE"). The Sub-Lease will be beneficial to the Guarantor and to its business and financial activities.

     To induce the Lessor to enter into the Sub-Lease and the other Sub-Lease Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee the Guaranteed Obligations upon the terms and conditions of this Guaranty. Accordingly, the Guarantor agrees with the Lessor as follows:

     SECTION 1. DEFINITIONS.

     1.01. Definitions. Unless otherwise defined herein, all capitalized terms used in this Guaranty that are defined in the Sub-Lease (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Sub-Lease. In addition, the following terms shall have the following meanings under this Guaranty:

     "AFFILIATE" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the capital stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, (c) each of such Person's officers, directors, managers, joint venturers, members and partners, (d) any trust or beneficiary of a trust of which such Person is the sole trustee or (e) any lineal descendants, ancestors or spouse of such Person (or any trust for the benefit of such Person) living in such Person's household. For the purpose of this definition, "CONTROL" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of Governmental Authorities applicable to such Person, including, without limiting the foregoing, zoning ordinances and all environmental laws, communications laws and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

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     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTEED OBLIGATIONS" shall mean (a) any and all Obligations and any and all obligations of the Lessee for the performance of its agreements, covenants and undertakings under or in respect of the Sub-Lease Documents, and (b) any and all other obligations of the Lessee for the payment of all amounts, liabilities and indebtedness (whether for principal, interest, reimbursement, fees, charge, indemnification or otherwise) now or in the future owed to the Lessor, and for the performance by the Lessee of its agreements, covenants and undertakings, in each case under or in respect of any and all of the Sub-Lease Documents, it being acknowledged by the Guarantor that such other obligations may arise or be created, incurred or assumed at any time and from time to time and in such manner and such circumstances and with such terms and provisions as the Lessee and the Lessor may agree without notice or demand of any kind or nature whatsoever to the Guarantor.

     "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

     "OBLIGATIONS" shall mean all amounts owing by the Lessee to the Lessor (and any of its respective assignees) pursuant to any of the Sub-Lease Documents, including all Rental Payments, charges, fees, expenses, reasonable attorneys' fees and any other sum payable by the Lessee under any of the Sub-Lease Documents.

     "PERSON" shall mean an individual, a partnership, a joint venture, a trust, an unincorporated organization, an association, a limited liability company and a government or any department or agency thereof.

     "SUB-LEASE DOCUMENTS" shall mean the Sub-Lease and all other documents evidencing the terms of the leasing arrangements between the Lessor and the Lessee and shall also mean any other agreement (oral or written), instrument, document or book entry evidencing, creating, securing or otherwise relating to all or any part of the Guaranteed Obligations referred to in clause (b) of the definition of "Guaranteed Obligations" that is intended by the Lessee, the Lessor or any such Person (as the case may be) to be guaranteed by this Guaranty.

     "SUBSIDIARY" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person and (b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such


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Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

Interpretation. In this Guaranty, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "WRITING" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "INCLUDING," "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Guaranty; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of this Guaranty); and references to Persons include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

     SECTION 2. THE GUARANTEE

     2.01. Guarantee. Subject to the limitation set forth in Section 2.09, the Guarantor hereby guarantees to the Lessor the timely payment in full when due and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. Without limitation upon the generality of the foregoing, the Guarantor hereby further agrees that if the Lessee shall fail to pay in full when due all or any part of the Guaranteed Obligations, the Guarantor will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is absolute, irrevocable and unconditional in nature and is made with respect to any and all Guaranteed Obligations now existing or in the future arising. The Guarantor's liability under this Guaranty shall continue until full satisfaction of all Guaranteed Obligations. This Guaranty is a guarantee of due and punctual payment and performance and not of collectibility.

     2.02. Acknowledgments, Waivers and Consents. The Guarantor acknowledges that the obligations undertaken by it under this Guaranty involve the guarantee of obligations of Persons other than the Guarantor and that such obligations of the Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, the Guarantor agrees that:

     (a) Without affecting the enforceability or effectiveness of this Guaranty in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of the Guarantor, or the rights, remedies, powers and privileges of the Lessor under this Guaranty, the Lessor may, at any time and from time to time and without notice or demand of any kind or nature whatsoever, in each case to the extent and in the manner provided in the Sub-Lease Documents:


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          (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations;

          (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Sub-Lease Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Sub-Lease Document or any such other instrument or any term or provision of the foregoing;

          (iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Sub-Lease Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

          (iv) accept or receive (including from any other guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

          (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other guarantor);

          (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other guarantor) for or relative to all or any part of the Guaranteed Obligations;

          (vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any other guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Lessor may in its discretion determine;

          (viii) release any Person (including any other guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

          (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Lessor may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of (including any letter of credit issued with respect to) all or any part of the Guaranteed Obligations (including with any other guarantor);

          (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the existence of the Lessee or any other Person (including any other guarantor);

          (xi) proceed against the Lessee, the Guarantor or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Lessor under the Sub-Lease Documents or otherwise in


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such order and such manner as the Lessor may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guaranty as to the Guarantor;

          (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

          (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Lessor may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Lessor a party in possession in contemplation of law, except at its option);

          (xiv) enter into such other transactions or business dealings with the Lessee, any Subsidiary or Affiliate of the Lessee or any other guarantor of all or any part of the Guaranteed Obligations as the Lessor may desire; and

          (xv) do all or any combination of the actions set forth in this
Section 2.02(a).

     (b) The enforceability and effectiveness of this Guaranty and the liability of the Guarantor, and the rights, remedies, powers and privileges of the Lessor, under this Guaranty shall not be affected, limited, reduced, discharged or terminated, and the Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

          (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Sub-Lease Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

          (ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations of the Lessee or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

          (iii) the illegality, invalidity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

          (iv) the cessation, for any cause whatsoever, of the liability of the Lessee or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations);

          (v) any failure of the Lessor to marshal assets in favor of the Lessee or any other Person (including any other guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have


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against the Lessee, any other guarantor of all or any part of the Guaranteed
Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce the Guarantor's or any other guarantor's liability under this Guaranty, the Lessor being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Lessee may be in default of its obligations under any Sub-Lease Document;

          (vi) any failure of the Lessor to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to Lessee, the Guarantor or any other Person or any defect in, or any failure by the Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

          (vii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Guarantor or may preclude the Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from the Lessee, any other guarantor or any other Person and even though the Lessee may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

          (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation;

          (ix) the possibility that the obligations of the Lessee to the Lessor may at any time and from time to time exceed the aggregate liability of the Guarantor under this Guaranty;

          (x) any counterclaim, set-off or other claim which the Lessee or any other guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

          (xi) any failure of the Lessor to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

          (xii) the election by the Lessor in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code or comparable law of any jurisdiction;

          (xiii) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code or comparable law of any jurisdiction;

          (xiv) any use of cash collateral under Section 363 of the Bankruptcy Code or comparable law of any jurisdiction;

          (xv) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

          (xvi) the avoidance of any Lien in favor of the Lessor for any reason;


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          (xvii) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

          (xviii) any action taken by the Lessor, whether similar or dissimilar to any of the foregoing, that is authorized by this Section 2.02 or otherwise in this Guaranty or by any other provision of any Sub-Lease Document or any omission to take any such action; or

          (xix) any other circumstance whatsoever, whether similar or dissimilar to any of the foregoing, that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

     (c) The Guarantor expressly waives, for the benefit of the Lessor, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. The Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

     (d) The Guarantor represents and warrants to the Lessor that the Guarantor has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Lessee and its properties on a continuing basis and that the Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Lessee and its properties. The Guarantor further represents and warrants that it has reviewed and approved each of the Sub-Lease Documents and is fully familiar with the transaction contemplated by the Sub-Lease Documents and that it will in the future remain fully familiar with such transaction and with any new Sub-Lease Documents and the transactions contemplated by such Sub-Lease Documents. The Guarantor hereby expressly waives and relinquishes any duty on the part of the Lessor (should any such duty exist) to disclose to the Guarantor or any other guarantor any matter of fact or other information known to the Lessee or otherwise related to the business, operations or condition (financial or otherwise) of the Lessee or its properties or to any Sub-Lease Document or the transactions undertaken pursuant to, or contemplated by, any such Sub-Lease Document, whether now or in the future known by the Lessor.

     (e) The Guarantor intends that its rights and obligations shall be those expressly set forth in this Guaranty and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Guaranty.

     (f) Any provision hereof to the contrary notwithstanding, any defense available to the Lessee with respect to payment and performance of the Guaranteed Obligations shall also be available to the Guarantor with respect to the Guaranteed Obligations.


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     2.03. Understanding With Respect to Waivers and Consents. The Guarantor
warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Guarantor or any other guarantor otherwise may have against the Lessee, the Lessor or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

     2.04. Subrogation. The Guarantor hereby agrees that, until the payment and satisfaction in full of all of the Guaranteed Obligations under the Sub-Lease Documents, it shall not exercise any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code or comparable law of any jurisdiction) against the Lessee or any other guarantor of all or any part of the Guaranteed Obligations or any collateral for all or any part of the Guaranteed Obligations by reason of any payment or other performance pursuant to the provisions of this Guaranty and, if any amount shall be paid to the Guarantor on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Lessor on account of the Guaranteed Obligations. The Guarantor understands that the exercise by the Lessor of any right, remedy, power or privilege that it may have under the Sub-Lease Documents, any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate the Guarantor's or any other guarantor's right of subrogation or similar recovery against the Lessee, any other guarantors or any collateral and that the Guarantor and the other guarantors may therefore incur partially or totally nonreimbursable liability under this Guaranty. Notwithstanding the foregoing, all of the Lessor's rights and remedies shall be cumulative and may be exercised by Lessor in its sole discretion.

     2.05. Reinstatement. The obligations of the Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Lessee, any other guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Guarantor agrees that it will indemnify the Lessor on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Lessor in connection with such rescission or restoration.

     2.06. Remedies. The Guarantor hereby agrees that, between it and the Lessor, the obligations of the Lessee under the Sub-Lease and the other Sub-Lease Documents may be declared to be forthwith (or may become automatically) due and payable as provided in clause 12 of the Sub-Lease for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Lessee) and that, in the event of such declaration (or such obligation being deemed


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due and payable), such obligations (whether or not due and payable by the
Lessee) shall forthwith become due and payable for purposes of Section 2.01.

     2.07. Separate Action. The Lessor may bring and prosecute a separate action or actions against the Guarantor whether or not the Lessee, any other guarantor or any other Person is joined in any such action or a separate action or actions are brought against the Lessee, any other guarantor, any other Person, or any collateral for all or any part of the Guaranteed Obligations. The obligations of the Guarantor under, and the effectiveness of, this Guaranty are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Guaranteed Obligations.

     2.08. Subordination of Indebtedness of the Lessee. The Guarantor agrees that any indebtedness of the Lessee now or in the future owed to the Guarantor is hereby subordinated to the Guaranteed Obligations; provided, however, that unless an event of default under the Sub-Lease has occurred and is continuing, such indebtedness may be paid in the ordinary course of business. If the Lessor so requests, any such indebtedness shall be collected, enforced and received by the Guarantor as trustee for the Lessor and shall be paid over to the Lessor in kind on account of the Guaranteed Obligations. If, after the Lessor's request, the Guarantor fails to collect or enforce any such indebtedness or to pay the proceeds of such indebtedness to the Lessor, the Lessor as the Guarantor's attorney-in-fact may do such acts and sign such documents in the Guarantor's name and on the Guarantor's behalf as the Lessor reasonably considers necessary or desirable to effect such collection, enforcement or payment, the Lessor being hereby appointed the Guarantor's attorney-in-fact for such purpose.

     2.09. Limitation on Guarantee. If under any applicable law (including without limitation state and Federal fraudulent transfer laws) the obligations of the Guarantor under Section 2.01 would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Lessor in respect of such obligations would be subordinated to the claims of any other creditors on account of the Guarantor's liability under Section 2.01, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Lessor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     2.10. Revocation. To the fullest extent permitted by law, the Guarantor hereby waives all right of revocation with respect to the Guaranteed Obligations.

     SECTION 3. REPRESENTATIONS OF THE GUARANTOR.

     As of the date hereof, the Guarantor represents to the Lessor that:

     3.01. Existence. Each of the Guarantor and its Subsidiaries: (i) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate or other power, and has all material Governmental Approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a material adverse effect.


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     3.02. Litigation. Except as disclosed under the caption "Business--Legal
Proceedings" in Amendment No. 1 to the Registration Statement on Form S-1 of the Guarantor (Registration No. 333-135148) filed with the U.S. Securities and Exchange Commission on August 11, 1006, there are no legal or arbitral proceedings, or any proceeding by or before any Governmental Authority now pending or, to the knowledge of the Guarantor, threatened against the Guarantor
(i) as to which there is a reasonable possibility of an adverse determination and that if adversely determined could reasonably be expected to have a material adverse effect or (ii) which purports to affect the legality, validity or enforceability of this Guaranty.

     3.03. No Breach. None of the execution and delivery of this Guaranty, the consummation of the transactions contemplated by this Guaranty or compliance with the terms and provisions of this Guaranty will conflict with or result in a breach of, or require any consent under, the certificate of incorporation of the Guarantor, or any applicable Governmental Rule, or any agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under, or result in the acceleration or mandatory prepayment of, any indebtedness evidenced by, or termination of, any such agreement or instrument, or result in the creation or imposition of any Lien upon any property of the Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument (except for Liens created pursuant to any security documents).

     3.04. Necessary Action. The Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action on its part (including any required stockholder approvals); and this Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

     3.05. Approvals. No Governmental Approvals are necessary for the execution, delivery or performance by the Guarantor of this Guaranty or for the legality, validity or enforceability of this Guaranty.

     3.06. Taxes. The Guarantor and each of its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by the Guarantor or such Subsidiary and paid all taxes due pursuant to such returns and all other related penalties and charges, except for any such tax, assessment, penalty or charge the payment of which is being contested in good faith and the failure to pay of which does not result in a Lien being placed on any Property of the Guarantor or such Subsidiary (other than Liens imposed by a Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect to such Liens are maintained on the books of such Guarantor, in accordance with GAAP).

     3.07. Certain Regulations. The Guarantor is not (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, (b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935 or (c) subject to any other Governmental Rule restricting its ability to incur Indebtedness or to issue guarantees.


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

     SECTION 4. COVENANTS OF THE GUARANTOR.

     So long as this Guaranty is in effect and until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees as follows:

     4.01. Reporting Requirements. The Guarantor shall deliver to the Lessor:

     (a) promptly after the sending or filing thereof, copies of all regular, periodic and special reports, and all registration statements, which the Guarantor or any Subsidiary of the Guarantor files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor or with any national securities exchange (provided, however, that any such documents that are publicly available on the Securities and Exchange Commission's EDGAR website shall be deemed so delivered and no physical delivery thereof shall be required); and

     (b) with reasonable promptness, such other information and data (financial or other) as may from time to time be reasonably requested by the Lessor.

     4.02. Litigation. The Guarantor will, or will cause the Lessee to, promptly give notice to the Lessor of all material actions, suits and proceedings of the type described in Section 3.02 before any Governmental Authority.

     4.03. Existence, Etc. The Guarantor will, and will cause its Subsidiary to: preserve and maintain its legal existence, and all of its material rights, privileges and franchises; comply with the requirements of all Applicable Laws if the failure to comply with such requirements has a material adverse effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its other Property prior to the date on which penalties would attach, except for any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; permit representatives of the Lessor, upon reasonable advance notice and during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lessor; keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and keep insured by financially sound and reputable insurers all property of a character usually insured by companies engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such companies and carry such other insurance as is usually carried by such companies.

     SECTION 5. MISCELLANEOUS PROVISIONS.

     5.01. Waiver. No failure or delay by the Lessor in exercising any remedy, right, power or privilege under this Guaranty or any other Sub-Lease Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Guaranty are, to the extent permitted by law, cumulative


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

and not exclusive of any remedies, rights, powers or privileges provided by the other Sub-Lease Documents or by law.

     5.02. Notices. All notices, requests, demands, and other communications to be delivered hereunder shall be in writing and shall be delivered by hand or mailed, by facsimile (receipt confirmed), by internationally recognized courier service, or by express, registered or certified mail, postage and fees prepaid, return receipt requested, at or to the following address:

                    BioVex Group, Inc.
                    34 Commerce Way
                    Woburn, Massachusetts 01801
                    Attn: Chief Executive Officer
                    Fax: (781) 933-6025

                    with a copy to:

                    Timothy Corbett, Esq.
                    WilmerHale
                    10 Noble Street
                    London, England EC2V 7QJ
                    Fax: 011-44-20-7645-2424

     5.03. Expenses, Etc. The prevailing party in any litigation brought in respect of this Guaranty shall be entitled to recover from the other party, and such other party agrees to pay to the prevailing party, concurrently with the conclusion of such litigation, all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by the prevailing party in connection with such litigation. All amounts due under this Guaranty (including under Section 2.01) not paid when due shall bear interest at the prime rate per annum published from time to time in The Wall Street Journal plus four (4%) percent.

     5.04. Amendments, Etc. Any provision of this Guaranty may be waived, altered or amended only by an instrument in writing signed by the Guarantor and the Lessor. Any waiver, alteration or amendment shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon the Lessor, each holder of Guaranteed Obligations and the Guarantor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

     5.05. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of its parties and their respective successors and assigns. The Guarantor may not assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Lessor. Any attempted assignment or transfer in violation of this Section 5.05 shall be null and void.

     5.06. Survival. All representations and warranties made in this Guaranty or in any certificate or other document delivered pursuant to or in connection with this Guaranty shall survive the execution and delivery of this Guaranty or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.


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

     5.07. Agreements Superseded. This Guaranty supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Guaranty.

     5.08. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     5.09. Captions. The table of contents, captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

     5.10. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Guaranty may execute this Guaranty by signing any such counterpart. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. The signature page from any such counterpart may be attached to another counterpart to form one complete Agreement.

     5.11. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE. THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND OF ANY DELAWARE STATE COURT SITTING IN WILMINGTON, DELAWARE FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     5.12. Waiver of Jury Trial. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY.


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

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

                                        GUARANTOR:

                                        BIOVEX GROUP, INC.


                                        By: /s/ Philip Astley-Sparke
                                            ------------------------------------
                                        Name: Philip Astley-Sparke
                                        Title: President


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